Exhibit 99.2
Consolidated Report to the Financial Community
Third Quarter 2017

(Released October 26, 2017)          (Unaudited)
HIGHLIGHTS
GAAP earnings for the third quarter of 2017 were $0.89 per basic share, compared with third quarter 2016 earnings of $0.89 per basic share. Operating (non-GAAP) earnings*, which excludes special items, were $0.97 per basic share for the third quarter of 2017, compared with third quarter 2016 Operating (non-GAAP) earnings of $0.90 per basic share.

			Competitive		FirstEnergy
EPS Variance Analysis	Regulated	Regulated	Energy	Corporate /	Corp.
(in millions, except per share amounts)	Distribution**	Transmission**	Services	Other	Consolidated
3Q 2016 Net Income (Loss) - GAAP	$276	$85	$86	$(67)	$380

3Q 2016 Basic Earnings (Loss) Per Share* (avg. shares outstanding 425M)	$0.65	$0.19	$0.20	$(0.15)	$0.89
Special Items - 2016***
Regulatory Charges	0.02	—	—	—	0.02
Mark-to-market adjustments	—	—	(0.02)	—	(0.02)
Merger accounting - commodity contracts	—	—	0.01	—	0.01
Total Special Items - 3Q 2016	0.02	—	(0.01)	—	0.01
3Q 2016 Basic Earnings (Loss) Per Share - Operating (Non-GAAP)*	$0.67	$0.19	$0.19	$(0.15)	$0.90
Distribution Deliveries - Weather	(0.14)	—	—	—	(0.14)
OH DMR	0.08	—	—	—	0.08
OH DCR	0.02	—	—	—	0.02
PA Rate Case	0.08	—	—	—	0.08
NJ Rate Case	0.04	—	—	—	0.04
Transmission Revenues	—	0.07	—	—	0.07
Commodity Margin	—	—	(0.12)	—	(0.12)
O&M Expenses	—	(0.01)	0.02	—	0.01
Depreciation	(0.02)	(0.02)	0.07	—	0.03
General Taxes	—	(0.01)	0.02	—	0.01
Investment Income	—	—	0.02	—	0.02
Net Financing Costs	0.01	—	—	(0.04)	(0.03)
Effective Income Tax Rate	—	—	—	0.03	0.03
Share Dilution	(0.03)	(0.01)	(0.01)	0.01	(0.04)
Other	0.01	—	—	—	0.01
3Q 2017 Basic Earnings (Loss) Per Share - Operating (Non-GAAP)*	$0.72	$0.21	$0.19	$(0.15)	$0.97
Special Items - 2017***
Regulatory charges	(0.01)	(0.02)	—	—	(0.03)
Mark-to-market adjustments	—	—	(0.01)	—	(0.01)
Asset impairment/Plant exit costs	—	—	(0.03)	—	(0.03)
Debt redemption costs	—	—	—	(0.01)	(0.01)
Total Special Items - 3Q 2017	(0.01)	(0.02)	(0.04)	(0.01)	(0.08)
3Q 2017 Basic Earnings (Loss) Per Share* (avg. shares outstanding 444M)	$0.71	$0.19	$0.15	$(0.16)	$0.89

3Q 2017 Net Income (Loss) - GAAP	$314	$84	$66	$(68)	$396

Per share amounts for the special items and earnings drivers above and throughout this report are based on the after-tax effect of each item divided by the weighted average basic shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount. The income tax rates range from 35% to 42%.

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Consolidated Report to the Financial Community - 3rd Quarter 2017                    1

*Operating earnings (losses) exclude “special items” as described below, and is a non-GAAP financial measure. Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure trends useful in evaluating the company’s ongoing core activities and results of operations or otherwise warrant separate classification. Special items are not necessarily non-recurring. Management uses Operating earnings (losses) and Operating earnings (losses) by segment to evaluate the company’s performance and manage its operations and frequently references these non-GAAP financial measures in its decision making, using them to facilitate historical and ongoing performance comparisons. Additionally, management uses Basic Earnings (Loss) Per Share - Operating, by segment, to further evaluate the company's performance by segment and references this non-GAAP financial measure in its decision making. Basic Earnings (Loss) Per Share - Operating for each segment, a non-GAAP financial measure, is calculated by dividing segment Operating earnings (losses), which exclude specials items as discussed herein, by the basic weighted average shares outstanding for the period. Management believes that the non-GAAP financial measures of Operating earnings (losses) and Basic Earnings (Loss) Per Share - Operating by segment provide consistent and comparable measures of performance of its businesses on an ongoing basis. Management also believes that such measures are useful to shareholders and other interested parties to understand performance trends and evaluate the company against its peer group by presenting period-over-period operating results without the effect of certain charges or benefits that may not be consistent or comparable across periods or across the company’s peer group. Generally, a non-GAAP financial measure is a numerical measure of a company's historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (GAAP). These non-GAAP financial measures are intended to complement, and are not considered as alternatives to, the most directly comparable GAAP financial measures. Also, the non-GAAP financial measures may not be comparable to similarly titled measures used by other entities. The 2016 and 2017 GAAP to non-GAAP earnings per share reconciliations can be found on page 34-35 of this report and all GAAP to non-GAAP earnings (losses) reconciliations are available on the company’s Investor Information website at www.firstenergycorp.com/ir.
**Disclosures for FirstEnergy Corp.'s (FE) reportable operating segments for 2016 have been adjusted to include the activity of the transmission assets at Jersey Central Power & Light Company (JCP&L) and the former transmission assets of Metropolitan Edison Company and Pennsylvania Electric Company (PN) from the Regulated Distribution segment to the Regulated Transmission segment, to conform to the current presentation.
***See pages 24-37 for additional details regarding special items.

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Consolidated Report to the Financial Community - 3rd Quarter 2017                    2

2017 Earnings Guidance
GAAP earnings for 2017 are forecasted at $2.02 - $2.42 per basic share with 2017 Operating (non-GAAP) earnings guidance revised to $3.00 - $3.10 per basic share.

	Estimate for Year 2017*
(In millions, except per share amounts)	Regulated Distribution	Regulated Transmission	Competitive Energy Services	Corporate / Other	FirstEnergy Corp. Consolidated

2017F Net Income (Loss) - GAAP	$895 - $990	$355 - $365	$(120) - ($45)	$(230)	$900 - $1,080

2017F Basic Earnings (Loss) Per Share (avg. shares outstanding 445M)	$2.01 - $2.22	$0.80 - $0.82	($0.27) - ($0.10)	($0.52)	$2.02 - $2.42
Excluding Special Items:

Regulatory charges	0.04	0.02	—	—	0.06
Mark-to-market adjustments
Pension/OPEB actuarial assumptions**	0.05 - 0.22	—	0.01 - 0.14	—	0.06 - 0.36
Other	—	—	0.09	—	0.09
Asset impairment/Plant exit costs	—	—	0.45	—	0.45
Trust securities impairment	—	—	0.01	—	0.01
Debt redemption costs	—	—	—	0.01	0.01
Total Special Items***	0.09 - 0.26	0.02	0.56 - 0.69	0.01	0.68 - 0.98
2017F Basic Earnings (Loss) Per Share - Operating (Non-GAAP) (avg. shares outstanding 445M)	$2.27 - $2.31	$0.82 - $0.84	$0.42 - $0.46	$(0.51)	$3.00 - $3.10

*Per share amounts for the special items and earnings drivers above are based on the after-tax effect of each item divided by forecasted weighted average basic shares outstanding of 445 million shares. The current and deferred income tax effect was calculated by applying the subsidiaries’ statutory tax rate to the pre-tax amount. The income tax rates range from 35% to 42%.
**Based on current discount rates ranging from 4.00% to 3.75% for the pension plans and 3.75% to 3.50% for the OPEB plans and actual gains through September 30, 2017 on pension plan assets of 12.5% and on OPEB plan assets of 8.6%.
***See pages 36-37 for additional details regarding special items.

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Consolidated Report to the Financial Community - 3rd Quarter 2017                    3

3Q 2017 Results vs 3Q 2016 - By Segment
Regulated Distribution

Regulated Distribution - GAAP earnings for the third quarter of 2017 were $314 million, or $0.71 per basic share, compared with third quarter 2016 GAAP earnings of $276 million, or $0.65 per basic share. Operating (non-GAAP) earnings, excluding special items, were $0.72 per basic share for the third quarter of 2017 compared with $0.67 per basic share for the third quarter of 2016.

EPS Variance Analysis
(In millions, except per share amounts)
3Q 2016 Net Income - GAAP	$276

3Q 2016 Basic Earnings Per Share (avg. shares outstanding 425M)	$0.65
Special Items - 2016*	0.02
3Q 2016 Basic Earnings Per Share - Operating (Non-GAAP)	$0.67
Distribution Deliveries - Weather	(0.14)
OH DMR	0.08
OH DCR	0.02
PA Rate Case	0.08
NJ Rate Case	0.04
Depreciation	(0.02)
Net Financing Costs	0.01
Share Dilution	(0.03)
Other	0.01
3Q 2017 Basic Earnings Per Share - Operating (Non-GAAP)	$0.72
Special Items - 2017*	(0.01)
3Q 2017 Basic Earnings Per Share (avg. shares outstanding 444M)	$0.71

3Q 2017 Net Income - GAAP	$314
*See pages 24-37 for additional details on special items.
3Q 2017 vs 3Q 2016 Earnings Drivers

•
Distribution Deliveries - Total distribution deliveries decreased earnings $0.14 per share primarily due to lower weather-related usage given the extreme temperatures in the third quarter of 2016. Total deliveries decreased 2,899,000 megawatt-hours (MWH), or 7.0%. Sales to residential customers decreased 2,275,000 MWH, or 14.1%, and sales to commercial customers decreased 777,000 MWH, or 6.5%. Cooling-degree-days were 27% below the same period last year and 3% above normal. Sales to industrial customers increased 150,000 MWH, or 1.2%, primarily due to higher usage in the shale gas and steel sectors.

•	Ohio Distribution Modernization Rider (DMR) - Higher revenues increased earnings $0.08 per share due to the implementation of the DMR effective January 1, 2017.

•	Ohio Delivery Capital Recovery (DCR) Rider - Higher revenues increased earnings $0.02 per share due to the change in DCR rates associated with the annual revenue increases.

•	Pennsylvania Rate Case - Earnings increased $0.08 per share due to approved distribution rate increases, net of incremental operating expenses, effective January 27, 2017.

•	New Jersey Rate Case - Earnings increased $0.04 per share due to an approved distribution rate increase, effective January 1, 2017.

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Consolidated Report to the Financial Community - 3rd Quarter 2017                    4

•	Depreciation - Higher depreciation expense reduced earnings $0.02 per share primarily due to a higher asset base.

•	Net Financing Costs - Lower net financing costs increased earnings $0.01 per share primarily reflecting lower interest costs as a result of various debt redemptions.

•	Share Dilution - Higher average shares outstanding decreased earnings $0.03 per share.

•
Special Items - In the third quarter of 2017 and 2016, Regulated Distribution special items included regulatory charges of $0.01 per share and $0.02 per share, respectively. Descriptions of special items can be found on page 37.

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Consolidated Report to the Financial Community - 3rd Quarter 2017                    5

Regulated Transmission

Regulated Transmission - GAAP earnings for the third quarter of 2017 were $84 million, or $0.19 per basic share, compared with third quarter 2016 GAAP earnings of $85 million, or $0.19 per basic share. Operating (non-GAAP) earnings, excluding special items, were $0.21 per basic share for the third quarter of 2017 compared with $0.19 per basic share for the third quarter of 2016.

EPS Variance Analysis
(In millions, except per share amounts)
3Q 2016 Net Income - GAAP	$85

3Q 2016 Basic Earnings Per Share (avg. shares outstanding 425M)	$0.19
Special Items - 2016*	—
3Q 2016 Basic Earnings Per Share - Operating (Non-GAAP)	$0.19
Transmission Revenues	0.07
O&M Expenses	(0.01)
Depreciation	(0.02)
General Taxes	(0.01)
Share Dilution	(0.01)
3Q 2017 Basic Earnings Per Share - Operating (Non-GAAP)	$0.21
Special Items - 2017*	(0.02)
3Q 2017 Basic Earnings Per Share (avg. shares outstanding 444M)	$0.19

3Q 2017 Net Income - GAAP	$84
*See pages 24-37 for additional details on special items.

3Q 2017 vs 3Q 2016 Earnings Drivers

•
Transmission Revenues - Higher transmission revenues increased earnings $0.07 per share, primarily due to recovery of incremental operating expenses, a higher rate base at American Transmission Systems, Incorporated (ATSI), and the implementation of a forward-looking formula rate at JCP&L and Mid-Atlantic Interstate Transmission, LLC (MAIT). JCP&L's and MAIT's forward-looking formula rates were implemented on June 1, and July 1, 2017, respectively, subject to refund pending the outcome of the hearing and settlement proceedings.

•
O&M Expenses, Depreciation, and General Taxes - Higher depreciation, O&M expenses, and general taxes decreased earnings $0.04 per share. The majority of these expenses are recovered through formula rates.

•	Share Dilution - Higher average shares outstanding decreased earnings $0.01 per share.

•	Special Items - In the third quarter of 2017, Regulated Transmission special items included regulatory charges of $0.02 per share. Descriptions of special items can be found on page 37.

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Consolidated Report to the Financial Community - 3rd Quarter 2017                    6

Competitive Energy Services

Competitive Energy Services (CES) - GAAP income for the third quarter of 2017 was $66 million, or $0.15 per basic share, compared with third quarter 2016 GAAP earnings of $86 million, or $0.20 per basic share. Operating (non-GAAP) earnings, excluding special items, for the third quarter of 2017 and 2016 were $0.19 per basic share.

EPS Variance Analysis
(In millions, except per share amounts)
3Q 2016 Net Income - GAAP	$86

3Q 2016 Basic Earnings Per Share (avg. shares outstanding 425M)	$0.20
Special Items - 2016*	(0.01)
3Q 2016 Basic Earnings Per Share - Operating (Non-GAAP)	$0.19
Commodity Margin	(0.12)
O&M Expenses	0.02
Depreciation	0.07
General Taxes	0.02
Investment Income	0.02
Share Dilution	(0.01)
3Q 2017 Basic Earnings Per Share - Operating (Non-GAAP)	$0.19
Special Items - 2017*	(0.04)
3Q 2017 Basic Earnings Per Share (avg. shares outstanding 444M)	$0.15

3Q 2017 Net Income - GAAP	$66
*See pages 24-37 for additional details on special items.

3Q 2017 vs 3Q 2016 Earnings Drivers

•
Commodity Margin - CES commodity margin decreased earnings $0.12 per share primarily due to lower contract sales, partially offset by increased wholesale sales, lower fuel expense as a result of lower fossil generation and lower capacity expense.

A summary by key component of commodity margin follows:

Commodity Margin EPS - 3Q17 vs 3Q16	Rate	Volume	Total
(a) Contract Sales
- Direct Sales (LCI & MCI)	$(0.03)	$(0.02)	$(0.05)
- Governmental Aggregation Sales	—	(0.18)	(0.18)
- Mass Market Sales	—	(0.02)	(0.02)
- POLR Sales	—	(0.06)	(0.06)
Subtotal - Contract Sales	$(0.03)	$(0.28)	$(0.31)
(b) Wholesale Sales	(0.02)	0.08	0.06
(c) PJM Capacity, BR and CP Revenues	0.02	(0.01)	0.01
(d) Fuel Expense	—	0.07	0.07
(e) Capacity Expense	(0.01)	0.04	0.03
(f) Net MISO - PJM Transmission Cost	—	0.02	0.02
Net Change	$(0.04)	$(0.08)	$(0.12)

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Consolidated Report to the Financial Community - 3rd Quarter 2017                    7

(a)
Contract Sales - CES' contract sales decreased 3.3 million MWH, or 23%, and reduced earnings $0.31 per share. Retail contract sales decreased 2.8 million MWH, primarily in the governmental aggregation class. Non-retail contract sales decreased 0.5 million MWH due primarily to lower POLR sales. As of September 30, 2017, the total number of retail customers was approximately 842,000, a decrease of approximately 600,000 customers since September 30, 2016.

CES Contract Sales - 3Q17 vs 3Q16
(thousand MWH)	Retail			Non-Retail
	Direct	Aggr.	Mass Market	POLR	Structured	Total
Contract Sales Increase / (Decrease)	(267)	(2,306)	(195)	(723)	220	(3,271)

(b) Wholesale Sales - Wholesale sales increased 1.9 million MWH and increased earnings $0.06 per share.
(c) PJM Capacity Revenues (Base Residual (BR) and Capacity Performance (CP) Auctions) - Higher capacity revenues increased earnings $0.01 per share primarily resulting from higher capacity prices on average in the ATSI, RTO and MAAC zones, partially offset by lower cleared volumes. Capacity prices by zone for the applicable planning periods are summarized below.

Planning Period	RTO	ATSI	MAAC	RTO/ATSI/MAAC
Price Per Megawatt-Day	BR	BR	BR	CP
June 2016 - May 2017	$59.37	$114.23	$119.13	$134.00
June 2017 - May 2018	$120.00	$120.00	$120.00	$151.50

(d)	Fuel Expense - Lower fuel expense increased earnings $0.07 per share primarily due to lower fossil generation output associated with outages and economic dispatch.
(e) Capacity Expense - Lower capacity expense associated with contract sales increased earnings $0.03 per share primarily due to lower sales volumes.
(f) Net MISO-PJM Transmission Cost - Lower transmission expenses and PJM ancillary charges increased earnings $0.02 per share primarily due to lower contract sales volumes.

•
O&M Expenses - Lower O&M expenses increased earnings $0.02 per share primarily due to the absence of a termination charge on a FirstEnergy Solutions Corp. (FES) customer contract recognized in the third quarter of 2016.

•	Depreciation Expense - Lower depreciation expense increased earnings $0.07 per share primarily due to the impact of asset impairments recognized in 2016.

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Consolidated Report to the Financial Community - 3rd Quarter 2017                    8

•	General Taxes - Lower general taxes increased earnings $0.02 per share primarily due to lower property taxes and reduced gross receipts tax resulting from lower retail sales volumes.

•	Investment Income - Higher investment income increased earnings $0.02 per share primarily due to higher investment income on nuclear decommissioning trust securities.

•	Share Dilution - Higher average shares outstanding decreased earnings $0.01 per share.

•
Special Items - In the third quarter of 2017, CES special items included impacts from asset impairment/plant exit costs of $0.03 per share and mark-to-market adjustments of $0.01 per share. In the third quarter of 2016, CES special items included merger accounting-commodity contracts of $0.01 per share, and mark-to-market adjustments of $(0.02) per share. Descriptions of special items can be found on page 37.

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Consolidated Report to the Financial Community - 3rd Quarter 2017                    9

Corporate / Other

Corporate / Other - GAAP losses for the third quarter of 2017 were $(68) million, or $(0.16) per basic share, compared with third quarter 2016 GAAP losses of $(67) million, or $(0.15) per basic share. Operating (non-GAAP) losses, excluding special items, for the third quarter 2017 and 2016 were $(0.15) per basic share.

EPS Variance Analysis
(In millions, except per share amounts)
3Q 2016 Net Loss - GAAP	$(67)

3Q 2016 Basic Loss Per Share (avg. shares outstanding 425M)	$(0.15)
Special Items - 2016*	—
3Q 2016 Basic Loss Per Share - Operating (Non-GAAP)	$(0.15)
Net Financing Costs	(0.04)
Effective Income Tax Rate	0.03
Share Dilution	0.01
3Q 2017 Basic Loss Per Share - Operating (Non-GAAP)	$(0.15)
Special Items - 2017*	(0.01)
3Q 2017 Basic Loss Per Share (avg. shares outstanding 444M)	$(0.16)

3Q 2017 Net Loss - GAAP	$(68)
*See pages 24-37 for additional details on special items.
3Q 2017 vs 3Q 2016 Earnings Drivers

•
Net Financing Costs - Higher net financing costs decreased results $0.04 per share primarily due to the issuance of $3 billion of senior notes in June 2017, partially offset by lower average borrowings on the FE revolving credit facility.

•
Effective Income Tax Rate - The impact of a lower consolidated effective income tax rate increased results $0.03 per share. The consolidated effective tax rate for the third quarter of 2017 was 37.5% compared to 39.7% for the same period of 2016.

•	Share Dilution - Higher average shares outstanding improved results $0.01 per share.

•	Special Items - In the third quarter of 2017, Corporate / Other special items included debt redemption costs of $0.01 per share. Descriptions of special items can be found on page 37.

For additional information, please contact:

Irene M. Prezelj	Meghan G. Beringer	Jake M. Mackin
Vice President, Investor Relations	Director, Investor Relations	Manager, Investor Relations
(330) 384-3859	(330) 384-5832	(330) 384-4829

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Consolidated Report to the Financial Community - 3rd Quarter 2017                    10

FirstEnergy Corp.
Consolidated Statements of Income (Loss) (GAAP)
(In millions)

		Three Months Ended September 30			Nine Months Ended September 30
		2017	2016	Change	2017	2016	Change
	Revenues
(1)	Regulated distribution	$2,610	$2,691	$(81)	$7,362	$7,390	$(28)
(2)	Regulated transmission	342	294	48	982	851	131
(3)	Competitive energy services	889	1,115	(226)	2,684	3,535	(851)
(4)	Corporate / Other	(127)	(183)	56	(453)	(589)	136
(5)	Total Revenues	3,714	3,917	(203)	10,575	11,187	(612)

	Operating Expenses
(6)	Fuel	363	450	(87)	1,074	1,269	(195)
(7)	Purchased power	861	979	(118)	2,459	2,992	(533)
(8)	Other operating expenses	942	953	(11)	3,041	2,835	206
(9)	Provision for depreciation	289	311	(22)	845	974	(129)
(10)	Amortization of regulatory assets, net	91	98	(7)	215	222	(7)
(11)	General taxes	253	265	(12)	777	786	(9)
(12)	Impairment of assets	31	—	31	162	1,447	(1,285)
(13)	Total Operating Expenses	2,830	3,056	(226)	8,573	10,525	(1,952)
(14)	Operating Income	884	861	23	2,002	662	1,340

	Other Income (Expense)
(15)	Investment income	37	28	9	78	75	3
(16)	Interest expense	(305)	(286)	(19)	(882)	(863)	(19)
(17)	Capitalized financing costs	19	28	(9)	59	79	(20)
(18)	Total Other Expense	(249)	(230)	(19)	(745)	(709)	(36)

(19)	Income (Loss) Before Income Taxes	635	631	4	1,257	(47)	1,304
(20)	Income taxes	239	251	(12)	482	334	148
(21)	Net Income (Loss)	$396	$380	$16	$775	$(381)	$1,156

	Earnings (Loss) Per Share of Common Stock
(22)	Basic	$0.89	$0.89	$—	$1.75	$(0.90)	$2.65
(23)	Diluted	$0.89	$0.89	$—	$1.74	$(0.90)	$2.64

	Weighted Average Number of Common
	Shares Outstanding
(24)	Basic	444	425	19	444	425	19
(25)	Diluted	446	427	19	445	425	20

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Consolidated Report to the Financial Community - 3rd Quarter 2017                    11

FirstEnergy Corp.
Statements of Income (Loss) - By Segment (GAAP)
(In millions)

		Three Months Ended September 30, 2017

				Competitive
		Regulated	Regulated	Energy	Corporate /	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other (d)	Consolidated
	Revenues
(1)	Electric sales	$2,563	$342	$790	$(44)	$3,651
(2)	Other	47	—	6	10	63
(3)	Internal	—	—	93	(93)	—
(4)	Total Revenues	2,610	342	889	(127)	3,714

	Operating Expenses
(5)	Fuel	126	—	237	—	363
(6)	Purchased power	797	—	157	(93)	861
(7)	Other operating expenses	620	55	324	(57)	942
(8)	Provision for depreciation	183	59	30	17	289
(9)	Amortization of regulatory assets, net	85	6	—	—	91
(10)	General taxes	187	45	14	7	253
(11)	Impairment of assets	—	13	18	—	31
(12)	Total Operating Expenses	1,998	178	780	(126)	2,830
(13)	Operating Income (Loss)	612	164	109	(1)	884

	Other Income (Expense)
(14)	Investment income (loss)	13	—	34	(10)	37
(15)	Interest expense	(133)	(38)	(44)	(90)	(305)
(16)	Capitalized financing costs	5	7	7	—	19
(17)	Total Other Expense	(115)	(31)	(3)	(100)	(249)

(18)	Income (Loss) Before Income Taxes (Benefits)	497	133	106	(101)	635
(19)	Income taxes (benefits)	183	49	40	(33)	239
(20)	Net Income (Loss)	$314	$84	$66	$(68)	$396

(a)
Revenues are primarily derived from the delivery of electricity within FE's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are primarily derived from rates that recover costs and provide a return on transmission capital investment. Except for the recovery of the PATH abandoned project regulatory asset, these revenues are primarily for transmission services provided pursuant to the PJM Tariff to Load Serving Entities (LSEs). The segment's results also reflect the net transmission expenses related to the delivery of electricity on FE's transmission facilities.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)
Contains corporate support not charged to FE's subsidiaries, interest expense on stand-alone holding company debt, corporate income taxes and other businesses that do not constitute an operating segment. Additionally, reconciling adjustments for the elimination of inter-segment transactions are included in Corporate/Other.

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Consolidated Report to the Financial Community - 3rd Quarter 2017                    12

FirstEnergy Corp.
Statements of Income (Loss) - By Segment (GAAP)
(In millions)

		Three Months Ended September 30, 2016

				Competitive
		Regulated	Regulated	Energy	Corporate /	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other (d)	Consolidated
	Revenues
(1)	Electric sales	$2,638	$294	$959	$(44)	$3,847
(2)	Other	53	—	39	(22)	70
(3)	Internal	—	—	117	(117)	—
(4)	Total Revenues	2,691	294	1,115	(183)	3,917

	Operating Expenses
(5)	Fuel	156	—	294	—	450
(6)	Purchased power	902	—	194	(117)	979
(7)	Other operating expenses	614	45	367	(73)	953
(8)	Provision for depreciation	169	47	79	16	311
(9)	Amortization of regulatory assets, net	98	—	—	—	98
(10)	General taxes	190	37	30	8	265
(11)	Impairment of assets	—	—	—	—	—
(12)	Total Operating Expenses	2,129	129	964	(166)	3,056
(13)	Operating Income (Loss)	562	165	151	(17)	861

	Other Income (Expense)
(14)	Investment income (loss)	13	—	23	(8)	28
(15)	Interest expense	(143)	(39)	(48)	(56)	(286)
(16)	Capitalized financing costs	6	9	9	4	28
(17)	Total Other Expense	(124)	(30)	(16)	(60)	(230)

(18)	Income (Loss) Before Income Taxes (Benefits)	438	135	135	(77)	631
(19)	Income taxes (benefits)	162	50	49	(10)	251
(20)	Net Income (Loss)	$276	$85	$86	$(67)	$380

(a)
Revenues are primarily derived from the delivery of electricity within FE's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are primarily derived from rates that recover costs and provide a return on transmission capital investment. Except for the recovery of the PATH abandoned project regulatory asset, these revenues are primarily for transmission services provided pursuant to the PJM Tariff to Load Serving Entities (LSEs). The segment's results also reflect the net transmission expenses related to the delivery of electricity on FE's transmission facilities.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)
Contains corporate support not charged to FE's subsidiaries, interest expense on stand-alone holding company debt, corporate income taxes and other businesses that do not constitute an operating segment. Additionally, reconciling adjustments for the elimination of inter-segment transactions are included in Corporate/Other.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2017                    13

FirstEnergy Corp.
Statements of Income (Loss) - By Segment (GAAP)
(In millions)

		Changes Between the Three Months Ended September 30, 2017 and the Three Months Ended September 30, 2016 Increase (Decrease)

				Competitive
		Regulated	Regulated	Energy	Corporate /	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other (d)	Consolidated
	Revenues
(1)	Electric sales	$(75)	$48	$(169)	$—	$(196)
(2)	Other	(6)	—	(33)	32	(7)
(3)	Internal revenues	—	—	(24)	24	—
(4)	Total Revenues	(81)	48	(226)	56	(203)

	Operating Expenses
(5)	Fuel	(30)	—	(57)	—	(87)
(6)	Purchased power	(105)	—	(37)	24	(118)
(7)	Other operating expenses	6	10	(43)	16	(11)
(8)	Provision for depreciation	14	12	(49)	1	(22)
(9)	Amortization of regulatory assets, net	(13)	6	—	—	(7)
(10)	General taxes	(3)	8	(16)	(1)	(12)
(11)	Impairment of assets	—	13	18	—	31
(12)	Total Operating Expenses	(131)	49	(184)	40	(226)
(13)	Operating Income (Loss)	50	(1)	(42)	16	23

	Other Income (Expense)
(14)	Investment income (loss)	—	—	11	(2)	9
(15)	Interest expense	10	1	4	(34)	(19)
(16)	Capitalized financing costs	(1)	(2)	(2)	(4)	(9)
(17)	Total Other Expense	9	(1)	13	(40)	(19)

(18)	Income (Loss) Before Income Taxes (Benefits)	59	(2)	(29)	(24)	4
(19)	Income taxes (benefits)	21	(1)	(9)	(23)	(12)
(20)	Net Income (Loss)	$38	$(1)	$(20)	$(1)	$16

(a)
Revenues are primarily derived from the delivery of electricity within FE's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are primarily derived from rates that recover costs and provide a return on transmission capital investment. Except for the recovery of the PATH abandoned project regulatory asset, these revenues are primarily for transmission services provided pursuant to the PJM Tariff to Load Serving Entities (LSEs). The segment's results also reflect the net transmission expenses related to the delivery of electricity on FE's transmission facilities.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)
Contains corporate support not charged to FE's subsidiaries, interest expense on stand-alone holding company debt, corporate income taxes and other businesses that do not constitute an operating segment. Additionally, reconciling adjustments for the elimination of inter-segment transactions are included in Corporate/Other.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2017                    14

FirstEnergy Corp.
Statements of Income (Loss) - By Segment (GAAP)
(In millions)

		Nine Months Ended September 30, 2017

				Competitive
		Regulated	Regulated	Energy	Corporate /	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other (d)	Consolidated
	Revenues
(1)	Electric sales	$7,222	$982	$2,313	$(128)	$10,389
(2)	Other	140	—	75	(29)	186
(3)	Internal	—	—	296	(296)	—
(4)	Total Revenues	7,362	982	2,684	(453)	10,575

	Operating Expenses
(5)	Fuel	388	—	686	—	1,074
(6)	Purchased power	2,267	—	488	(296)	2,459
(7)	Other operating expenses	1,871	150	1,237	(217)	3,041
(8)	Provision for depreciation	540	164	87	54	845
(9)	Amortization of regulatory assets, net	204	11	—	—	215
(10)	General taxes	546	130	71	30	777
(11)	Impairment of assets	—	13	149	—	162
(12)	Total Operating Expenses	5,816	468	2,718	(429)	8,573
(13)	Operating Income (Loss)	1,546	514	(34)	(24)	2,002

	Other Income (Expense)
(14)	Investment income (loss)	41	—	66	(29)	78
(15)	Interest expense	(405)	(116)	(136)	(225)	(882)
(16)	Capitalized financing costs	16	20	22	1	59
(17)	Total Other Expense	(348)	(96)	(48)	(253)	(745)

(18)	Income (Loss) Before Income Taxes (Benefits)	1,198	418	(82)	(277)	1,257
(19)	Income taxes (benefits)	442	154	(25)	(89)	482
(20)	Net Income (Loss)	$756	$264	$(57)	$(188)	$775

(a)
Revenues are primarily derived from the delivery of electricity within FE's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are primarily derived from rates that recover costs and provide a return on transmission capital investment. Except for the recovery of the PATH abandoned project regulatory asset, these revenues are primarily for transmission services provided pursuant to the PJM Tariff to Load Serving Entities (LSEs). The segment's results also reflect the net transmission expenses related to the delivery of electricity on FE's transmission facilities.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)
Contains corporate support not charged to FE's subsidiaries, interest expense on stand-alone holding company debt, corporate income taxes and other businesses that do not constitute an operating segment. Additionally, reconciling adjustments for the elimination of inter-segment transactions are included in Corporate/Other.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2017                    15

FirstEnergy Corp.
Statements of Income (Loss) - By Segment (GAAP)
(In millions)

		Nine Months Ended September 30, 2016

				Competitive
		Regulated	Regulated	Energy	Corporate /	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other (d)	Consolidated
	Revenues
(1)	Electric sales	$7,205	$851	$3,023	$(129)	$10,950
(2)	Other	185	—	135	(83)	237
(3)	Internal	—	—	377	(377)	—
(4)	Total Revenues	7,390	851	3,535	(589)	11,187

	Operating Expenses
(5)	Fuel	436	—	833	—	1,269
(6)	Purchased power	2,549	—	820	(377)	2,992
(7)	Other operating expenses	1,840	115	1,120	(240)	2,835
(8)	Provision for depreciation	504	138	284	48	974
(9)	Amortization of regulatory assets, net	218	4	—	—	222
(10)	General taxes	545	114	98	29	786
(11)	Impairment of assets	—	—	1,447	—	1,447
(12)	Total Operating Expenses	6,092	371	4,602	(540)	10,525
(13)	Operating Income (Loss)	1,298	480	(1,067)	(49)	662

	Other Income (Expense)
(14)	Investment income (loss)	37	—	56	(18)	75
(15)	Interest expense	(441)	(118)	(143)	(161)	(863)
(16)	Capitalized financing costs	15	25	29	10	79
(17)	Total Other Expense	(389)	(93)	(58)	(169)	(709)

(18)	Income (Loss) Before Income Taxes (Benefits)	909	387	(1,125)	(218)	(47)
(19)	Income taxes (benefits)	336	143	(96)	(49)	334
(20)	Net Income (Loss)	$573	$244	$(1,029)	$(169)	$(381)

(a)
Revenues are primarily derived from the delivery of electricity within FE's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are primarily derived from rates that recover costs and provide a return on transmission capital investment. Except for the recovery of the PATH abandoned project regulatory asset, these revenues are primarily for transmission services provided pursuant to the PJM Tariff to Load Serving Entities (LSEs). The segment's results also reflect the net transmission expenses related to the delivery of electricity on FE's transmission facilities.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)
Contains corporate support not charged to FE's subsidiaries, interest expense on stand-alone holding company debt, corporate income taxes and other businesses that do not constitute an operating segment. Additionally, reconciling adjustments for the elimination of inter-segment transactions are included in Corporate/Other.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2017                    16

FirstEnergy Corp.
Statements of Income (Loss) - By Segment (GAAP)
(In millions)

		Changes Between the First Nine Months of 2017 and the First Nine Months of 2016 Increase (Decrease)

				Competitive
		Regulated	Regulated	Energy	Corporate /	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other (d)	Consolidated
	Revenues
(1)	Electric sales	$17	$131	$(710)	$1	$(561)
(2)	Other	(45)	—	(60)	54	(51)
(3)	Internal revenues	—	—	(81)	81	—
(4)	Total Revenues	(28)	131	(851)	136	(612)

	Operating Expenses
(5)	Fuel	(48)	—	(147)	—	(195)
(6)	Purchased power	(282)	—	(332)	81	(533)
(7)	Other operating expenses	31	35	117	23	206
(8)	Provision for depreciation	36	26	(197)	6	(129)
(9)	Amortization of regulatory assets, net	(14)	7	—	—	(7)
(10)	General taxes	1	16	(27)	1	(9)
(11)	Impairment of assets	—	13	(1,298)	—	(1,285)
(12)	Total Operating Expenses	(276)	97	(1,884)	111	(1,952)
(13)	Operating Income (Loss)	248	34	1,033	25	1,340

	Other Income (Expense)
(14)	Investment income (loss)	4	—	10	(11)	3
(15)	Interest expense	36	2	7	(64)	(19)
(16)	Capitalized financing costs	1	(5)	(7)	(9)	(20)
(17)	Total Other Expense	41	(3)	10	(84)	(36)

(18)	Income (Loss) From Before Income Taxes (Benefits)	289	31	1,043	(59)	1,304
(19)	Income taxes (benefits)	106	11	71	(40)	148
(20)	Net Income (Loss)	$183	$20	$972	$(19)	$1,156

(a)
Revenues are primarily derived from the delivery of electricity within FE's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are primarily derived from rates that recover costs and provide a return on transmission capital investment. Except for the recovery of the PATH abandoned project regulatory asset, these revenues are primarily for transmission services provided pursuant to the PJM Tariff to Load Serving Entities (LSEs). The segment's results also reflect the net transmission expenses related to the delivery of electricity on FE's transmission facilities.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)
Contains corporate support not charged to FE's subsidiaries, interest expense on stand-alone holding company debt, corporate income taxes and other businesses that do not constitute an operating segment. Additionally, reconciling adjustments for the elimination of inter-segment transactions are included in Corporate/Other.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2017                    17

FirstEnergy Corp.
Financial Information
(In millions)

Condensed Consolidated Balance Sheets (GAAP)

	As of	As of
Assets	Sep. 30, 2017	Dec. 31, 2016
Current Assets:
Cash and cash equivalents	$399	$199
Receivables	1,542	1,615
Other	990	1,136
Total Current Assets	2,931	2,950

Property, Plant and Equipment	29,498	29,387
Investments	3,143	3,026
Assets Held for Sale	788	—
Deferred Charges and Other Assets	7,289	7,785
Total Assets	$43,649	$43,148

Liabilities and Capitalization
Current Liabilities:
Currently payable long-term debt	$1,076	$1,685
Short-term borrowings	500	2,675
Accounts payable	924	1,043
Other	1,755	1,723
Total Current Liabilities	4,255	7,126

Capitalization:
Total equity	6,406	6,241
Long-term debt and other long-term obligations	21,089	18,192
Total Capitalization	27,495	24,433
Noncurrent Liabilities	11,899	11,589
Total Liabilities and Capitalization	$43,649	$43,148

General Information
	Three Months Ended September 30		Nine Months Ended September 30
	2017	2016	2017	2016
Debt redemptions	$(976)	$(436)	$(1,711)	$(1,017)
New long-term debt issues	$550	$521	$4,050	$521
Short-term borrowings increase (decrease)	$275	$50	$(2,175)	$1,275
Property additions	$593	$664	$1,847	$2,156

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2017                    18

FirstEnergy Corp.
Financial Information
(In millions)

Debt to Total Capitalization Ratio as Defined Under the FE Credit Facility
	As of September 30		As of December 31
	2017	% Total	2016	% Total
Total Equity (GAAP)	$6,406	17%	$6,241	17%
Non-cash Charges / Non-cash Write Downs*	8,264	23%	8,264	23%
Accumulated Other Comprehensive Income	(151)	—%	(174)	(1)%
Adjusted Equity (Non-GAAP)**	14,519	40%	14,331	39%

Long-term Debt and Other Long-term Obligations (GAAP)	21,089	57%	18,192	50%
Currently Payable Long-term Debt (GAAP)	1,076	3%	1,685	5%
Short-term Borrowings (GAAP)	500	1%	2,675	7%
Reimbursement Obligations	10	—%	54	—%
Guarantees of Indebtedness	321	1%	325	1%
Less Securitization Debt	(754)	(2)%	(887)	(2)%
Adjusted Debt (Non-GAAP)**	22,242	60%	22,044	61%

Adjusted Capitalization (Non-GAAP)**	$36,761	100%	$36,375	100%

*Includes after-tax non-cash charges and non-cash write downs, primarily associated with the impairment of assets at CES, pension and OPEB mark-to-market adjustments and regulatory asset charges through September 30, 2017, as permitted by FE's current syndicated revolving credit facility (FE Credit Facility).

**Management uses Adjusted Equity, Adjusted Debt, and Adjusted Capitalization, each of which is a non-GAAP financial measure, to calculate and monitor its compliance with the debt to total capitalization financial covenant under the FE Credit Facility and term loans. These financial measures, as calculated in accordance with the FE Credit Facility and term loans, help shareholders understand FE's compliance with, and provide a basis for understanding FE's incremental debt capacity under the debt to total capitalization financial covenants. The financial covenants under the FE Credit Facility and term loans require FE to maintain a consolidated debt to total capitalization ratio of no more than 65%, measured at the end of each fiscal quarter.

Additionally under the FE Credit Facility, FE is also required to maintain a minimum interest coverage ratio of 1.75 to 1.00 until December 31, 2017, 2.00 to 1.00 beginning January 1, 2018 until December 31, 2018, 2.25 to 1.00 beginning January 1, 2019 until December 31, 2019, and 2.50 to 1.00 beginning January 1, 2020 until December 31, 2021. As of September 30, 2017, FE's interest coverage ratio was 5.79.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2017                    19

FirstEnergy Corp.
Statements of Cash Flows and Liquidity
(In millions)

Condensed Consolidated Statements of Cash Flows (GAAP)
	Three Months Ended		Nine Months Ended
	September 30		September 30
	2017	2016	2017	2016
Cash flows from operating activities
Net income (loss)	$396	$380	$775	$(381)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization (1)	456	527	1,248	1,477
Deferred purchased power and other costs	21	(1)	55	(34)
Deferred income taxes and investment tax credits, net	229	246	453	318
Impairments of assets	31	—	162	1,447
Investments impairments	3	3	10	13
Deferred costs on sale leaseback transaction, net	13	12	37	36
Retirement benefits, net of payments	11	14	28	45
Pension trust contributions	—	(137)	—	(297)
Unrealized (gain) loss on derivative transactions	11	(15)	64	(10)
Lease payment on sale leaseback transaction, net	—	—	(47)	(94)
Changes in working capital and other	109	91	(23)	72
Cash flows provided from operating activities	1,280	1,120	2,762	2,592
Cash flows (used for) provided from financing activities	(325)	(59)	(381)	304
Cash flows used for investing activities	(670)	(709)	(2,181)	(2,476)
Net change in cash and cash equivalents	$285	$352	$200	$420

(1) Includes amortization of regulatory assets, net, nuclear fuel, intangible assets, and deferred debt-related costs.

Liquidity position as of September 30, 2017

Company	Type	Maturity	Amount	Available*
FirstEnergy(1)	Revolving	December 2021	$4,000	$3,490
FET / ATSI / TrAIL / MAIT	Revolving	December 2021	1,000	1,000
(1) FirstEnergy Corp. and FEU subsidiary borrowers		Subtotal:	$5,000	$4,490
		Cash:	—	399
		Total:	$5,000	$4,889

*Available liquidity includes impact of $10 million of LOCs issued under various terms. As of September 30, 2017, FE and its subsidiaries could issue additional debt of approximately $4.8 billion and remain within the limitations of the financial covenants required by the FE Credit Facility.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2017                    20

FirstEnergy Corp.
Statistical Summary

Electric Distribution Deliveries		Three Months Ended September 30			Nine Months Ended September 30
(MWH in thousand)		2017	2016	Change	2017	2016	Change

Ohio	- Residential	4,512	5,321	-15.2%	12,462	13,592	-8.3%
	- Commercial	3,941	4,304	-8.4%	11,131	11,721	-5.0%
	- Industrial	5,296	5,360	-1.2%	15,448	15,346	0.7%
	- Other	87	82	6.1%	250	250	0.0%
	Total Ohio	13,836	15,067	-8.2%	39,291	40,909	-4.0%
Pennsylvania	- Residential	4,486	5,183	-13.4%	13,230	14,253	-7.2%
	- Commercial	3,350	3,534	-5.2%	9,553	9,880	-3.3%
	- Industrial	5,338	5,181	3.0%	15,694	15,202	3.2%
	- Other	26	29	-10.3%	79	89	-11.2%
	Total Pennsylvania	13,200	13,927	-5.2%	38,556	39,424	-2.2%
New Jersey	- Residential	2,894	3,332	-13.1%	7,089	7,593	-6.6%
	- Commercial	2,427	2,566	-5.4%	6,730	6,888	-2.3%
	- Industrial	555	548	1.3%	1,653	1,631	1.3%
	- Other	23	22	4.5%	66	65	1.5%
	Total New Jersey	5,899	6,468	-8.8%	15,538	16,177	-4.0%
Maryland	- Residential	748	868	-13.8%	2,280	2,483	-8.2%
	- Commercial	544	582	-6.5%	1,554	1,599	-2.8%
	- Industrial	428	421	1.7%	1,213	1,201	1.0%
	- Other	4	4	0.0%	12	12	0.0%
	Total Maryland	1,724	1,875	-8.1%	5,059	5,295	-4.5%
West Virginia	- Residential	1,223	1,434	-14.7%	3,785	4,209	-10.1%
	- Commercial	966	1,019	-5.2%	2,725	2,825	-3.5%
	- Industrial	1,556	1,513	2.8%	4,563	4,366	4.5%
	- Other	7	7	0.0%	21	21	0.0%
	Total West Virginia	3,752	3,973	-5.6%	11,094	11,421	-2.9%
Total Residential		13,863	16,138	-14.1%	38,846	42,130	-7.8%
Total Commercial		11,228	12,005	-6.5%	31,693	32,913	-3.7%
Total Industrial		13,173	13,023	1.2%	38,571	37,746	2.2%
Total Other		147	144	2.1%	428	437	-2.1%

Total Distribution Deliveries		38,411	41,310	-7.0%	109,538	113,226	-3.3%

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2017                    21

FirstEnergy Corp.
Statistical Summary

Weather	Three Months Ended September 30			Nine Months Ended September 30
	2017	2016	Normal	2017	2016	Normal
Composite Heating-Degree-Days	56	22	71	2,846	3,202	3,442
Composite Cooling-Degree-Days	693	955	676	987	1,251	944

Shopping Statistics (Based on MWH)	Three Months Ended September 30		Nine Months Ended September 30
	2017	2016	2017	2016

OE	82%	82%	82%	80%
Penn	68%	63%	68%	63%
CEI	89%	87%	88%	85%
TE	91%	88%	89%	82%
JCP&L	50%	48%	52%	51%
Met-Ed	69%	67%	69%	67%
Penelec	73%	69%	72%	70%
PE(1)	52%	49%	50%	49%
WP	64%	64%	65%	65%
(1) Represents Maryland only.

Competitive Operating Statistics	Three Months Ended September 30		Nine Months Ended September 30
	2017	2016	2017	2016
Generation Capacity Factors:
Nuclear	98%	91%	91%	89%
Fossil - Baseload	49%	69%	49%	54%
Fossil - Load Following	25%	37%	25%	39%

Generation Fuel Rate:
Nuclear	$7	$7	$7	$7
Fossil	$23	$23	$25	$24
Total Fleet	$14	$16	$15	$15

Generation Output Mix:
Nuclear	53%	45%	53%	49%
Fossil - Baseload	33%	42%	35%	36%
Fossil - Load Following	4%	5%	4%	6%
Peaking/CT/Hydro	10%	8%	8%	9%

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2017                    22

FirstEnergy Corp.
Competitive Energy Services - Sources & Uses
Statistical Summary

Competitive Energy Services - Sources and Uses (MWH in thousands)

	Three Months Ended September 30			Nine Months Ended September 30
Contract Sales	2017	2016	Change	2017	2016	Change
POLR	2,170	2,893	(723)	6,983	7,526	(543)

Structured Sales	2,657	2,437	220	6,564	9,175	(2,611)

Direct	3,646	3,913	(267)	11,504	11,391	113

Aggregation	1,932	4,238	(2,306)	5,686	10,798	(5,112)

Mass Market	478	673	(195)	1,425	1,912	(487)

Total Contract Sales	10,883	14,154	(3,271)	32,162	40,802	(8,640)

Wholesale Spot Sales	6,363	4,447	1,916	16,753	9,938	6,815

Purchased Power
- Bilaterals	496	532	(36)	1,998	1,612	386
- Spot	948	728	220	2,683	2,769	(86)
Total Purchased Power	1,444	1,260	184	4,681	4,381	300

Generation Output
- Fossil	7,716	10,139	(2,423)	21,371	24,844	(3,473)
- Nuclear	8,767	8,137	630	24,213	23,683	530
Total Generation Output	16,483	18,276	(1,793)	45,584	48,527	(2,943)

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2017                    23

FirstEnergy Corp.
Consolidated GAAP and Special Items (In millions)

		Three Months Ended September 30, 2017			Three Months Ended September 30, 2016

		GAAP	Special Items		GAAP	Special Items
(1)	Revenues	$3,714	$—		$3,917	$—

	Operating Expenses
(2)	Fuel	363	—		450	(8)	(e)
(3)	Purchased power	861	—		979	—
(4)	Other operating expenses	942	(18)	(a,b)	953	8	(a,b)
(5)	Provision for depreciation	289	—		311	—
(6)	Amortization of regulatory assets, net	91	—		98	—
(7)	General taxes	253	—		265	—
(8)	Impairment of assets	31	(31)	(a,c)	—	—
(9)	Total Operating Expenses	2,830	(49)		3,056	—
(10)	Operating Income	884	49		861	—

	Other Income (Expense)
(11)	Investment income	37	3	(d)	28	2	(d)
(12)	Interest expense	(305)	6	(f)	(286)	2	(f)
(13)	Capitalized financing costs	19	—		28	—
(14)	Total Other Expense	(249)	9		(230)	4

(15)	Income Before Income Taxes	635	58		631	4
(16)	Income taxes	239	21		251	1
(17)	Net Income	$396	$37		$380	$3

The above special items, if any, provide additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 34 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)
Regulatory charges: 2017 ($0.03 per share), ($8) million included in "Other operating expenses"; ($13) million included in "Impairment of assets". 2016 ($0.02 per share), ($8) million included in "Other operating expenses".

(b)	Mark-to-market adjustments: 2017 ($0.01 per share), ($10) million included in "Other operating expenses". 2016 (($0.02) per share), $16 million included in "Other operating expenses".
(c)	Asset impairment/Plant exit costs: 2017 ($0.03 per share), ($18) million included in "Impairment of assets".
(d)	Trust securities impairment: 2017, $3 million included in "Investment income". 2016, $2 million included in "Investment income".
(e)	Merger accounting - commodity contracts: 2016 ($0.01 per share), ($8) million included in "Fuel".
(f)	Debt redemption costs: 2017 ($0.01 per share), $6 million included in "Interest expense". 2016, $2 million included in "Interest expense".

	See page 37 for additional descriptions related to special items.

Per share amounts included above are based on the after-tax effect of the above special items as discussed on page 1 divided by the weighted average shares outstanding of 444 million shares in the third quarter of 2017 and 425 million shares in the third quarter of 2016.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2017                    24

FirstEnergy Corp.
Consolidated GAAP and Special Items (In millions)

		Nine Months Ended September 30, 2017			Nine Months Ended September 30, 2016

		GAAP	Special Items		GAAP	Special Items
(1)	Revenues	$10,575	$(5)	(c)	$11,187	$—

	Operating Expenses
(2)	Fuel	1,074	—		1,269	(82)	(c,e)
(3)	Purchased power	2,459	—		2,992	—
(4)	Other operating expenses	3,041	(252)	(a,b,c)	2,835	(69)	(a,b)
(5)	Provision for depreciation	845	—		974	—
(6)	Amortization of regulatory assets, net	215	—		222	—
(7)	General taxes	777	—		786	—
(8)	Impairment of assets	162	(162)	(a,c)	1,447	(1,447)	(c)
(9)	Total Operating Expenses	8,573	(414)		10,525	(1,598)
(10)	Operating Income	2,002	409		662	1,598

	Other Income (Expense)
(11)	Investment income	78	10	(d)	75	11	(c,d)
(12)	Interest expense	(882)	6	(f)	(863)	4	(f)
(13)	Capitalized financing costs	59	—		79	—
(14)	Total Other Expense	(745)	16		(709)	15

(15)	Income (Loss) Before Income Taxes	1,257	425		(47)	1,613
(16)	Income taxes	482	152		334	275	(c)
(17)	Net Income (Loss)	$775	$273		$(381)	$1,338

The above special items, if any, provide additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 35 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)
Regulatory charges: 2017 ($0.05 per share), ($25) million included in "Other operating expenses"; ($13) million included in "Impairment of assets". 2016 ($0.12 per share), ($79) million included in "Other operating expenses".

(b)	Mark-to-market adjustments: 2017 ($0.09 per share), ($64) million included in "Other operating expenses". 2016 (($0.02) per share), $10 million included in "Other operating expenses".
(c)
Asset impairment/Plant exit costs: 2017 ($0.45 per share), ($5) million included in "Revenues"; ($163) million included in "Other operating expenses"; and ($149) million included in "Impairment of assets". 2016 ($2.99 per share), ($58) million included in "Fuel"; ($1,447) million included in "Impairment of assets"; ($2) million included in "Investment income"; and $159 million in "Income taxes".

(d)	Trust securities impairment: 2017 ($0.01 per share), $10 million included in "Investment income". 2016 ($0.02 per share), $13 million included in "Investment income".
(e)	Merger accounting - commodity contracts: 2016 ($0.04 per share), ($24) million included in "Fuel".
(f)	Debt redemption costs: 2017 ($0.01 per share), $6 million included in "Interest expense". 2016, $4 million included in "Interest expense".

	See page 37 for additional descriptions related to special items.

Per share amounts included above are based on the after-tax effect of the above special items as discussed on page 1 divided by the weighted average shares outstanding of 444 million shares in the first nine months of 2017 and 425 million shares in the first nine months of 2016.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2017                    25

FirstEnergy Corp.
Regulated Distribution
GAAP and Special Items (In millions)

		Three Months Ended September 30, 2017			Three Months Ended September 30, 2016

		GAAP	Special Items		GAAP	Special Items
(1)	Revenues	$2,610	$—		$2,691	$—

	Operating Expenses
(2)	Fuel	126	—		156	—
(3)	Purchased power	797	—		902	—
(4)	Other operating expenses	620	(8)	(a)	614	(8)	(a)
(5)	Provision for depreciation	183	—		169	—
(6)	Amortization of regulatory assets, net	85	—		98	—
(7)	General taxes	187	—		190	—
(8)	Impairment of assets	—	—		—	—
(9)	Total Operating Expenses	1,998	(8)		2,129	(8)
(10)	Operating Income	612	8		562	8

	Other Income (Expense)
(11)	Investment income	13	—		13	—
(12)	Interest expense	(133)	—		(143)	—
(13)	Capitalized financing costs	5	—		6	—
(14)	Total Other Expense	(115)	—		(124)	—

(15)	Income Before Income Taxes	497	8		438	8
(16)	Income taxes	183	3		162	3
(17)	Net Income	$314	$5		$276	$5

The above special items, if any, provide additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 34 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)	Regulatory charges: 2017 ($0.01 per share), ($8) million included in "Other operating expenses". 2016 ($0.02 per share), ($8) million included in "Other operating expenses".

See page 37 for additional descriptions related to special items.

Per share amounts included above are based on the after-tax effect of the above special items as discussed on page 1 divided by the weighted average shares outstanding of 444 million shares in the third quarter of 2017 and 425 million shares in the third quarter of 2016.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2017                    26

FirstEnergy Corp.
Regulated Distribution
GAAP and Special Items (In millions)

		Nine Months Ended September 30, 2017			Nine Months Ended September 30, 2016

		GAAP	Special Items		GAAP	Special Items
(1)	Revenues	$7,362	$—		$7,390	$—

	Operating Expenses
(2)	Fuel	388	—		436	—
(3)	Purchased power	2,267	—		2,549	—
(4)	Other operating expenses	1,871	(25)	(a)	1,840	(79)	(a)
(5)	Provision for depreciation	540	—		504	—
(6)	Amortization of regulatory assets, net	204	—		218	—
(7)	General taxes	546	—		545	—
(8)	Impairment of assets	—	—		—	—
(9)	Total Operating Expenses	5,816	(25)		6,092	(79)
(10)	Operating Income	1,546	25		1,298	79

	Other Income (Expense)
(11)	Investment income	41	—		37	1	(b)
(12)	Interest expense	(405)	—		(441)	—
(13)	Capitalized financing costs	16	—		15	—
(14)	Total Other Expense	(348)	—		(389)	1

(15)	Income Before Income Taxes	1,198	25		909	80
(16)	Income taxes	442	9		336	29
(17)	Net Income	$756	$16		$573	$51

The above special items, if any, provide additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 35 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)	Regulatory charges: 2017 ($0.03 per share), ($25) million included in "Other operating expenses". 2016 ($0.12 per share), ($79) million included in "Other operating expenses".
(b)	Trust securities impairment: 2016, $1 million included in "Investment income".

See page 37 for additional descriptions related to special items.

Per share amounts included above are based on the after-tax effect of the above special items as discussed on page 1 divided by the weighted average shares outstanding of 444 million shares in the first nine months of 2017 and 425 million shares in the first nine months of 2016.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2017                    27

FirstEnergy Corp.
Regulated Transmission
GAAP and Special Items (In millions)

		Three Months Ended September 30, 2017			Three Months Ended September 30, 2016

		GAAP	Special Items		GAAP	Special Items
(1)	Revenues	$342	$—		$294	$—

	Operating Expenses
(2)	Fuel	—	—		—	—
(3)	Purchased power	—	—		—	—
(4)	Other operating expenses	55	—		45	—
(5)	Provision for depreciation	59	—		47	—
(6)	Amortization of regulatory assets, net	6	—		—	—
(7)	General taxes	45	—		37	—
(8)	Impairment of assets	13	(13)	(a)	—	—
(9)	Total Operating Expenses	178	(13)		129	—
(10)	Operating Income	164	13		165	—

	Other Income (Expense)
(11)	Investment income	—	—		—	—
(12)	Interest expense	(38)	—		(39)	—
(13)	Capitalized financing costs	7	—		9	—
(14)	Total Other Expense	(31)	—		(30)	—

(15)	Income Before Income Taxes	133	13		135	—
(16)	Income taxes	49	5		50	—
(17)	Net Income	$84	$8		$85	$—

The above special items, if any, provide additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 34 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)	Regulatory charges: 2017 ($0.02 per share), ($13) million included in "Impairment of assets".

See page 37 for additional descriptions related to special items.

Per share amounts included above are based on the after-tax effect of the above special items as discussed on page 1 divided by the weighted average shares outstanding of 444 million shares in the third quarter of 2017 and 425 million shares in the third quarter of 2016.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2017                    28

FirstEnergy Corp.
Regulated Transmission
GAAP and Special Items (In millions)

		Nine Months Ended September 30, 2017			Nine Months Ended September 30, 2016

		GAAP	Special Items		GAAP	Special Items
(1)	Revenues	$982	$—		$851	$—

	Operating Expenses
(2)	Fuel	—	—		—	—
(3)	Purchased power	—	—		—	—
(4)	Other operating expenses	150	—		115	—
(5)	Provision for depreciation	164	—		138	—
(6)	Amortization of regulatory assets, net	11	—		4	—
(7)	General taxes	130	—		114	—
(8)	Impairment of assets	13	(13)	(a)	—	—
(9)	Total Operating Expenses	468	(13)		371	—
(10)	Operating Income	514	13		480	—

	Other Income (Expense)
(11)	Investment income	—	—		—	—
(12)	Interest expense	(116)	—		(118)	—
(13)	Capitalized financing costs	20	—		25	—
(14)	Total Other Expense	(96)	—		(93)	—

(15)	Income Before Income Taxes	418	13		387	—
(16)	Income taxes	154	5		143	—
(17)	Net Income	$264	$8		$244	$—

The above special items, if any, provide additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 35 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)	Regulatory charges: 2017 ($0.02 per share), ($13) million included in "Impairment of assets".

	See page 37 for additional descriptions related to special items.

Per share amounts included above are based on the after-tax effect of the above special items as discussed on page 1 divided by the weighted average shares outstanding of 444 million shares in the first nine months of 2017 and 425 million shares in the first nine months of 2016.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2017                    29

FirstEnergy Corp.
Competitive Energy Services
GAAP and Special Items (In millions)

		Three Months Ended September 30, 2017			Three Months Ended September 30, 2016

		GAAP	Special Items		GAAP	Special Items
(1)	Revenues	$889	$—		$1,115	$—

	Operating Expenses
(2)	Fuel	237	—		294	(8)	(d)
(3)	Purchased power	157	—		194	—
(4)	Other operating expenses	324	(10)	(a)	367	16	(a)
(5)	Provision for depreciation	30	—		79	—
(6)	Amortization of regulatory assets, net	—	—		—	—
(7)	General taxes	14	—		30	—
(8)	Impairment of assets	18	(18)	(b)	—	—
(9)	Total Operating Expenses	780	(28)		964	8
(10)	Operating Income	109	28		151	(8)

	Other Income (Expense)
(11)	Investment income	34	3	(c)	23	2	(c)
(12)	Interest expense	(44)	—		(48)	2	(e)
(13)	Capitalized financing costs	7	—		9	—
(14)	Total Other Expense	(3)	3		(16)	4

(15)	Income Before Income Taxes	106	31		135	(4)
(16)	Income taxes	40	11		49	(2)
(17)	Net Income	$66	$20		$86	$(2)

The above special items, if any, provide additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 34 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)	Mark-to-market adjustments: 2017 ($0.01 per share), ($10) million included in "Other operating expenses". 2016 (($0.02) per share), $16 million included in "Other operating expenses".
(b)	Asset impairment/Plant exit costs: 2017 ($0.03 per share), ($18) million included in "Impairment of assets".
(c)	Trust securities impairment: 2017, $3 million included in "Investment income". 2016, $2 million included in "Investment income".
(d)	Merger accounting - commodity contracts: 2016 ($0.01 per share), ($8) million included in "Fuel".
(e)	Debt redemption costs: 2016, $2 million included in "Interest expense".

See page 37 for additional descriptions related to special items.

Per share amounts included above are based on the after-tax effect of the above special items as discussed on page 1 divided by the weighted average shares outstanding of 444 million shares in the third quarter of 2017 and 425 million shares in the third quarter of 2016.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2017                    30

FirstEnergy Corp.
Competitive Energy Services
GAAP and Special Items (In millions)

		Nine Months Ended September 30, 2017			Nine Months Ended September 30, 2016

		GAAP	Special Items		GAAP	Special Items
(1)	Revenues	$2,684	$(5)	(b)	$3,535	$—

	Operating Expenses
(2)	Fuel	686	—		833	(82)	(b,d)
(3)	Purchased power	488	—		820	—
(4)	Other operating expenses	1,237	(227)	(a,b)	1,120	10	(a)
(5)	Provision for depreciation	87	—		284	—
(6)	Amortization of regulatory assets, net	—	—		—	—
(7)	General taxes	71	—		98	—
(8)	Impairment of assets	149	(149)	(b)	1,447	(1,447)	(b)
(9)	Total Operating Expenses	2,718	(376)		4,602	(1,519)
(10)	Operating Income (Loss)	(34)	371		(1,067)	1,519

	Other Income (Expense)
(11)	Investment income	66	10	(c)	56	10	(b,c)
(12)	Interest expense	(136)	—		(143)	4	(e)
(13)	Capitalized financing costs	22	—		29	—
(14)	Total Other Expense	(48)	10		(58)	14

(15)	Income (Loss) Before Income Taxes (Benefits)	(82)	381		(1,125)	1,533
(16)	Income taxes (benefits)	(25)	136		(96)	246	(b)
(17)	Net Income (Loss)	$(57)	$245		$(1,029)	$1,287

The above special items, if any, provide additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 35 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)	Mark-to-market adjustments: 2017 ($0.09 per share), ($64) million included in "Other operating expenses". 2016 (($0.02) per share), $10 million included in "Other operating expenses".
(b)
Asset impairment/Plant exit costs: 2017 ($0.45 per share), ($5) million included in "Revenues"; ($163) million included in "Other operating expenses"; and ($149) million included in "Impairment of assets". 2016 ($2.99 per share), ($58) million included in "Fuel"; ($1,447) million included in "Impairment of assets"; ($2) million included in "Investment income"; and $159 million included in "Income taxes (benefits)".

(c)	Trust securities impairment: 2017 ($0.01 per share), $10 million included in "Investment income". 2016 ($0.02 per share), $12 million included in "Investment income".
(d)	Merger accounting - commodity contracts: 2016 ($0.04 per share), ($24) million included in "Fuel".
(e)	Debt redemption costs: 2016, $4 million included in "Interest expense".

See page 37 for additional descriptions related to special items.

Per share amounts included above are based on the after-tax effect of the above special items as discussed on page 1 divided by the weighted average shares outstanding of 444 million shares in the first nine months of 2017 and 425 million shares in the first nine months of 2016.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2017                    31

FirstEnergy Corp.
Corporate / Other
GAAP and Special Items (In millions)

		Three Months Ended September 30, 2017			Three Months Ended September 30, 2016

		GAAP	Special Items		GAAP	Special Items
(1)	Revenues	$(127)	$—		$(183)	$—

	Operating Expenses
(2)	Fuel	—	—		—	—
(3)	Purchased power	(93)	—		(117)	—
(4)	Other operating expenses	(57)	—		(73)	—
(5)	Provision for depreciation	17	—		16	—
(6)	Amortization of regulatory assets, net	—	—		—	—
(7)	General taxes	7	—		8	—
(8)	Impairment of assets	—	—		—	—
(9)	Total Operating Expenses	(126)	—		(166)	—
(10)	Operating Loss	(1)	—		(17)	—

	Other Income (Expense)
(11)	Investment loss	(10)	—		(8)	—
(12)	Interest expense	(90)	6	(a)	(56)	—
(13)	Capitalized financing costs	—	—		4	—
(14)	Total Other Expense	(100)	6		(60)	—

(15)	Loss Before Income Tax Benefits	(101)	6		(77)	—
(16)	Income tax benefits	(33)	2		(10)	—
(17)	Net Loss	$(68)	$4		$(67)	$—

The above special items, if any, provide additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 34 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)	Debt redemption costs: 2017 ($0.01 per share), $6 million included in "Interest expense".

See page 37 for additional descriptions related to special items.

Per share amounts included above are based on the after-tax effect of the above special items as discussed on page 1 divided by the weighted average shares outstanding of 444 million shares in the third quarter of 2017 and 425 million shares in the third quarter of 2016.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2017                    32

FirstEnergy Corp.
Corporate / Other
GAAP and Special Items (In millions)

		Nine Months Ended September 30, 2017			Nine Months Ended September 30, 2016

		GAAP	Special Items		GAAP	Special Items
(1)	Revenues	$(453)	$—		$(589)	$—

	Operating Expenses
(2)	Fuel	—	—		—	—
(3)	Purchased power	(296)	—		(377)	—
(4)	Other operating expenses	(217)	—		(240)	—
(5)	Provision for depreciation	54	—		48	—
(6)	Amortization of regulatory assets, net	—	—		—	—
(7)	General taxes	30	—		29	—
(8)	Impairment of assets	—	—		—	—
(9)	Total Operating Expenses	(429)	—		(540)	—
(10)	Operating Loss	(24)	—		(49)	—

	Other Income (Expense)
(11)	Investment loss	(29)	—		(18)	—
(12)	Interest expense	(225)	6	(a)	(161)	—
(13)	Capitalized financing costs	1	—		10	—
(14)	Total Other Expense	(253)	6		(169)	—

(15)	Loss Before Income Tax Benefits	(277)	6		(218)	—
(16)	Income tax benefits	(89)	2		(49)	—
(17)	Net Loss	$(188)	$4		$(169)	$—

The above special items, if any, provide additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 35 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)	Debt redemption costs: 2017 ($0.01 per share), $6 million included in "Interest expense".

See page 37 for additional descriptions related to special items.

Per share amounts included above are based on the after-tax effect of the above special items as discussed on page 1 divided by the weighted average shares outstanding of 444 million shares in the first nine months of 2017 and 425 million shares in the first nine months of 2016.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2017                    33

FirstEnergy Corp.
EPS Reconciliations

Earnings Per Share (EPS)
(Reconciliation of GAAP to Operating (Non-GAAP) Earnings)
(In millions, except per share amounts)

Three Months Ended September 30, 2017			Competitive		FirstEnergy
	Regulated	Regulated	Energy	Corporate /	Corp.
	Distribution	Transmission	Services	Other	Consolidated

3Q 2017 Net Income (Loss) - GAAP	$314	$84	$66	$(68)	$396

3Q 2017 Basic Earnings (Loss) per share (avg. shares outstanding 444M)	$0.71	$0.19	$0.15	$(0.16)	$0.89
Excluding Special Items:
Regulatory charges	0.01	0.02	—	—	0.03
Mark-to-market adjustments	—	—	0.01	—	0.01
Asset impairment/Plant exit costs	—	—	0.03	—	0.03
Debt redemption costs	—	—	—	0.01	0.01
Total Special Items	$0.01	$0.02	$0.04	$0.01	$0.08
Basic Earnings (Loss) per share - Operating (Non-GAAP)	$0.72	$0.21	$0.19	$(0.15)	$0.97

Three Months Ended September 30, 2016			Competitive		FirstEnergy
	Regulated	Regulated	Energy	Corporate /	Corp.
	Distribution	Transmission	Services	Other	Consolidated

3Q 2016 Net Income (Loss) - GAAP	$276	$85	$86	$(67)	$380

3Q 2016 Basic Earnings (Loss) per share (avg. shares outstanding 425M)	$0.65	$0.19	$0.20	$(0.15)	$0.89
Excluding Special Items:
Regulatory charges	0.02	—	—	—	0.02
Mark-to-market adjustments	—	—	(0.02)	—	(0.02)
Merger accounting - commodity contracts	—	—	0.01	—	0.01
Total Special Items	$0.02	$—	$(0.01)	$—	$0.01
Basic Earnings (Loss) per share - Operating (Non-GAAP)	$0.67	$0.19	$0.19	$(0.15)	$0.90

Per share amounts for the special items and earnings drivers above and throughout this report are based on the after-tax effect of each item divided by the weighted average basic shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount. The income tax rates range from 35% to 42%.

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Consolidated Report to the Financial Community - 3rd Quarter 2017                    34

FirstEnergy Corp.
EPS Reconciliations

Earnings Per Share (EPS)
(Reconciliation of GAAP to Operating (Non-GAAP) Earnings)
(In millions, except per share amounts)

Nine Months Ended September 30, 2017			Competitive		FirstEnergy
	Regulated	Regulated	Energy	Corporate /	Corp.
	Distribution	Transmission	Services	Other	Consolidated

2017 Net Income (Loss) - GAAP	$756	$264	$(57)	$(188)	$775

2017 Basic Earnings (Loss) Per Share (avg. shares outstanding 444M)	$1.71	$0.59	$(0.12)	$(0.43)	$1.75
Excluding Special Items:
Regulatory charges	0.03	0.02	—	—	0.05
Mark-to-market adjustments	—	—	0.09	—	0.09
Asset impairment/Plant exit costs	—	—	0.45	—	0.45
Trust securities impairment	—	—	0.01	—	0.01
Debt redemption costs	—	—	—	0.01	0.01
Total Special Items	$0.03	$0.02	$0.55	$0.01	$0.61
Basic Earnings (Loss) Per Share - Operating (Non-GAAP)	$1.74	$0.61	$0.43	$(0.42)	$2.36

Nine Months Ended September 30, 2016			Competitive		FirstEnergy
	Regulated	Regulated	Energy	Corporate /	Corp.
	Distribution	Transmission	Services	Other	Consolidated

2016 Net Income (Loss) - GAAP	$573	$244	$(1,029)	$(169)	$(381)

2016 Basic Earnings (Loss) Per Share (avg. shares outstanding 425M)	$1.35	$0.57	$(2.43)	$(0.39)	$(0.90)
Excluding Special Items:
Regulatory charges	0.12	—	—	—	0.12
Mark-to-market adjustments	—	—	(0.02)	—	(0.02)
Asset impairment/Plant exit costs	—	—	2.99	—	2.99
Trust securities impairment	—	—	0.02	—	0.02
Merger accounting - commodity contracts	—	—	0.04	—	0.04
Total Special Items	$0.12	$—	$3.03	$—	$3.15
Basic Earnings (Loss) Per Share - Operating (Non-GAAP)	$1.47	$0.57	$0.60	$(0.39)	$2.25

Per share amounts for the special items and earnings drivers above and throughout this report are based on the after-tax effect of each item divided by the weighted average basic shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount. The income tax rates range from 35% to 42%.

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Consolidated Report to the Financial Community - 3rd Quarter 2017                    35

FirstEnergy Corp.
Special Items

(In millions, except per share amount)

Estimate for Year 2017	Pre-tax	After-tax	EPS*

Special Items:
Regulatory charges	$43	$27	$0.06
Asset impairment/Plant exit costs	307	199	0.45
Trust securities impairment	10	6	0.01
Debt redemption costs	6	4	0.01
Mark-to-market adjustments
Pension/OPEB actuarial assumptions**	40 - 260	25 - 160	0.06 - 0.36
Other	64	40	0.09
Total Special Items	$ 470 - 690	$ 301 - 436	$ 0.68 - 0.98

*Per share amounts for the special items above are based on the after-tax effect of each item divided by forecasted weighted average basic shares outstanding of 445 million shares. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory rate to the pre-tax amount. The income tax rates range from 35% to 42%.

**Based on current discount rates ranging from 4.00% to 3.75% for the pension plans and 3.75% to 3.50% for the OPEB plans and actual gains through September 30, 2017, on pension plan assets of 12.5% and on OPEB plan assets of 8.6%.

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Consolidated Report to the Financial Community - 3rd Quarter 2017                    36

2016/2017 Special Item Descriptions

•	Regulatory charges - Primarily reflects the impact of regulatory agreements or orders requiring certain commitments and/or disallowing the recoverability of costs.

•
Mark-to-market adjustments - Primarily reflects non-cash mark-to-market gains and losses on commodity contract positions and the change in fair value of plan assets and net actuarial gains and losses associated with the company's pension and postemployment benefit plans.

•
Asset impairment/Plant exit costs - Primarily reflects charges or credits resulting from management's plan to exit competitive operations. Also reflects the non-cash amortization/impairment of certain non-core investments.

•	Trust securities impairment - Primarily reflects non-cash other than temporary impairment charges on nuclear decommissioning trust assets.

•	Merger accounting - commodity contracts - Primarily reflects the non-cash amortization of acquired commodity contracts from the Allegheny Energy Merger.

•	Debt redemption costs - Primarily reflects costs associated with the redemption and early retirement of debt.

Note: Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure trends useful in evaluating the company’s ongoing core activities and results of operations or otherwise warrant separate classification. Special items are not necessarily non-recurring.

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Consolidated Report to the Financial Community - 3rd Quarter 2017                    37

Recent Developments

Financial Matters
Dividend
On September 19, 2017, the Board of Directors of FE declared an unchanged quarterly dividend of $0.36 cents per share of outstanding common stock to be paid from other paid-in-capital. The dividend is payable December 1, 2017 to shareholders of record at the close of business on November 7, 2017.

Financing Activities
On August 31, 2017, ATSI issued $150 million of 3.66% senior notes due 2032.  Proceeds were used to repay short-term debt, to fund capital expenditures, and for working capital needs and other general corporate purposes.
On September 8, 2017, PN issued $300 million of 3.25% senior notes due 2028.  Proceeds were used to repay short-term borrowings that had been used to repay at maturity PN’s 6.05% senior notes due September 2017, and for working capital needs and other general corporate purposes.
On September 15, 2017, West Penn Power Company issued $100 million of 4.09% first mortgage bonds (FMBs) due 2047.  Proceeds were used to repay short-term borrowings, to fund capital expenditures, and for other general corporate purposes.
On October 5, 2017, The Cleveland Electric Illuminating Company (CEI) issued $350 million of 3.50% senior notes due 2028.  Proceeds were used to refinance existing indebtedness, including CEI’s 7.88% FMBs due November 2017, to repay short-term borrowings, to fund capital expenditures, and for working capital needs and other general corporate purposes.

Standard & Poor’s (S&P) Global Rating Actions
On August 14, 2017, S&P lowered FES' issuer and unsecured credit ratings to CCC- from CCC, lowered the secured rating to CCC+ from B-, and maintained a negative outlook.
On August 16, 2017, S&P revised its outlook on FE and its regulated subsidiaries to stable from negative and affirmed the issuer credit ratings of FE and its regulated subsidiaries. The stable outlook reflects S&P’s expectation of reduced downside risk to ratings as FE seeks to exit the merchant generation business.

Operational Matters
Updates on Strategic Review of Competitive Energy Services
As previously disclosed, Allegheny Energy Supply Company, LLC (AE Supply) and Allegheny Generating Company (AGC) entered into a purchase agreement in January 2017 to sell four of AE Supply’s natural gas generating plants in Pennsylvania and approximately 59% of AGC’s interests in the Bath County hydroelectric power station in Virginia to a subsidiary of LS Power Equity Partners III, LP (LS).
On August 30, 2017, AE Supply and AGC, along with AE Supply subsidiary, Buchanan Energy Company of Virginia, LLC (BU Energy), entered into an amended and restated purchase agreement with LS that reflects the following material changes from the original purchase agreement:

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Consolidated Report to the Financial Community - 3rd Quarter 2017                    38

•	the all cash purchase price has been reduced from $925 million to $825 million in the aggregate subject to adjustments pursuant to the terms of the amended and restated purchase agreement;

•
the addition of BU Energy’s 50% interest in a joint venture that owns Buchanan Generating Facility, representing 43-megawatts (MW) of gas fired generation in Oakwood, Virginia, bringing the total generating capacity of assets being sold to 1,615 MW; and

•
each component of the transaction (i.e. the AE Supply natural gas facilities, AGC’s interest in the Bath County hydroelectric power station and BU Energy’s interest in the Buchanan Generating Facility) may close independently.

The sale of the AE Supply natural gas generating plants is expected to close in the fourth quarter of 2017 and the sale of AGC’s interests in the Bath County hydroelectric power station and BU Energy’s 50% interest in the Buchanan Generating Facility are expected to close in the first quarter of 2018, subject in each case to various customary and other closing conditions including, without limitation, receipt of regulatory approvals and third-party consents.
Under the amended and restated purchase agreement, AE Supply has agreed to satisfy and discharge all of its approximately $305 million of currently outstanding senior notes, which is expected to require the payment of a “make-whole” premium currently estimated to be approximately $100 million based on current interest rates, upon both (i) the consummation of the sale of the natural gas generating plants and (ii) either (a) the consummation of the sale of AGC’s approximately 59% interest in the Bath County hydroelectric power station or (b) the consummation of the pending sale of the Pleasants Power Station by AE Supply to its affiliate Monongahela Power Company (MP). The sale of the Pleasants Power Station to MP is expected to close in early 2018, subject to customary and other closing conditions, including receipt of regulatory approvals.

Regulatory Matters
MP Integrated Resource Plan Update
Three public hearings were held in September 2017 regarding MP's purchase of AE Supply’s Pleasants Power Station. The West Virginia Public Service Commission held an evidentiary hearing starting on September 26, 2017. Briefs were filed on October 19, 2017 and Reply Briefs were filed on October 26, 2017.

MAIT Transmission Rate Filing Update
On October 13, 2017, MAIT and certain parties filed a settlement agreement with the Federal Energy Regulatory Commission (FERC). The settlement agreement provides for certain changes to MAIT's formula rate template and protocols, changes MAIT's ROE from 11% to 10.3%, sets the recovery amount for certain regulatory assets, and establishes that MAIT's capital structure will not exceed 60% equity over the period ending December 31, 2021. The settlement agreement also provides that the ROE and the 60% cap on the equity component of MAIT's capital structure will remain in effect unless changed pursuant to section 205 or 206 of the Federal Power Act provided the effective date for any change shall be no earlier than January 1, 2022. The settlement agreement currently is pending at FERC. As a result of the settlement agreement, MAIT recorded a pre-tax impairment charge of $13 million in the third quarter of 2017.

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Consolidated Report to the Financial Community - 3rd Quarter 2017                    39

Forward-Looking Statements: This Consolidated Report to the Financial Community includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "target," "will," "intend," “believe,” "project," “estimate," "plan" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the ability to experience growth in the Regulated Distribution and Regulated Transmission segments and the effectiveness of our strategy to transition to a fully regulated business profile; the accomplishment of our regulatory and operational goals in connection with our transmission and distribution investment plans, including, but not limited to, our planned transition to forward-looking formula rates; changes in assumptions regarding economic conditions within our territories, assessment of the reliability of our transmission system, or the availability of capital or other resources supporting identified transmission investment opportunities; the ability to accomplish or realize anticipated benefits from strategic and financial goals, including, but not limited to, the ability to continue to reduce costs and to successfully execute our financial plans designed to improve our credit metrics and strengthen our balance sheet; success of legislative and regulatory solutions for generation assets that recognize their environmental or energy security benefits, including the Notice of Proposed Rulemaking released by the Secretary of Energy and action by the Federal Energy Regulatory Commission (FERC); the risks and uncertainties associated with the lack of viable alternative strategies regarding the Competitive Energy Services (CES) segment, thereby causing FirstEnergy Solutions Corp. (FES), and likely FirstEnergy Nuclear Operating Company (FENOC), to restructure its substantial debt and other financial obligations with its creditors or seek protection under United States bankruptcy laws and the losses, liabilities and claims arising from such bankruptcy proceeding, including any obligations at FirstEnergy Corp.; the risks and uncertainties at the CES segment, including FES, and its subsidiaries, and FENOC, related to wholesale energy and capacity markets and the viability and/or success of strategic business alternatives, such as pending and potential CES generating unit asset sales, the potential conversion of the remaining generation fleet from competitive operations to a regulated or regulated-like construct or the potential need to deactivate additional generating units, which could result in further substantial write-downs and impairments of assets; the substantial uncertainty as to FES’ ability to continue as a going concern and substantial risk that it may be necessary for FES, and likely FENOC, to seek protection under United States bankruptcy laws; the risks and uncertainties associated with litigation, arbitration, mediation and like proceedings, including, but not limited to, any such proceedings related to vendor commitments, such as long-term fuel and transportation agreements; the uncertainties associated with the deactivation of older regulated and competitive units, including the impact on vendor commitments, such as long-term fuel and transportation agreements, and as it relates to the reliability of the transmission grid, the timing thereof; the impact of other future changes to the operational status or availability of our generating units and any capacity performance charges associated with unit unavailability; changing energy, capacity and commodity market prices including, but not limited to, coal, natural gas and oil prices, and their availability and impact on margins; costs being higher than anticipated and the success of our policies to control costs and to mitigate low energy, capacity and market prices; replacement power costs being higher than anticipated or not fully hedged; our ability to improve electric commodity margins and the impact of, among other factors, the increased cost of fuel and fuel transportation on such margins; the uncertainty of the timing and amounts of the capital expenditures that may arise in connection with any litigation, including New Source Review litigation, or potential regulatory initiatives or rulemakings (including that such initiatives or rulemakings could result in our decision to deactivate or idle certain generating units); changes in customers' demand for power, including, but not limited to, changes resulting from the implementation of state and federal energy efficiency and peak demand reduction mandates; economic or weather conditions affecting future sales, margins and operations such as a polar vortex or other significant weather events, and all associated regulatory events or actions; changes in national and regional economic conditions affecting us, our subsidiaries and/or our major industrial and commercial customers, and other counterparties with which we do business, including fuel suppliers; the impact of labor disruptions by our unionized workforce; the risks associated with cyber-attacks and other disruptions to our information technology system that may compromise our generation, transmission and/or distribution services and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information regarding our business, employees, shareholders, customers, suppliers, business partners and other individuals in our data centers and on our networks; the impact of the regulatory process and resulting outcomes on the matters at the federal level and in the various states in which we do business including, but not limited to, matters related to rates; the impact of the federal regulatory process on FERC-regulated entities and transactions, in particular FERC regulation of wholesale energy and capacity markets, including PJM Interconnection, L.L.C. (PJM) markets and FERC-jurisdictional wholesale transactions; FERC regulation of cost-of-service rates; and FERC’s compliance and enforcement activity, including compliance and enforcement activity related to North American Electric Reliability Corporation’s mandatory reliability standards; the uncertainties of various cost recovery and cost allocation issues resulting from American Transmission Systems, Incorporated's realignment into PJM; the ability to comply with applicable state and federal reliability standards and energy efficiency and peak demand reduction mandates; other legislative and regulatory changes, including the new federal administration's required review and potential revision of environmental requirements, including, but not limited to, the effects of the United States Environmental Protection Agency’s Clean Power Plan, Coal Combustion Residuals regulations, Cross-State Air Pollution Rule and Mercury and Air Toxics Standards programs, including our estimated costs of compliance, Clean Water Act (CWA) waste water effluent limitations for power plants, and CWA 316(b) water intake regulation; adverse regulatory or legal decisions and outcomes with respect to our nuclear operations (including, but not limited to, the revocation or non-renewal of necessary licenses, approvals or operating permits by the Nuclear Regulatory Commission or as a result of the incident at Japan's Fukushima Daiichi Nuclear Plant); issues arising from the indications of cracking in the shield building at Davis-Besse; changing market conditions that could affect the measurement of certain liabilities and the value of assets held in our Nuclear Decommissioning Trusts, pension trusts and other trust funds, and cause us and/or our subsidiaries to make additional contributions sooner, or in amounts that are larger than currently anticipated; the impact of changes to significant accounting policies; the impact of any changes in tax laws or regulations or adverse tax audit results or rulings; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us and our subsidiaries; further actions that may be taken by credit rating agencies that could negatively affect us and/or our subsidiaries’ access to financing, increase the costs thereof, increase requirements to post additional collateral to support, or accelerate payments under outstanding commodity positions, letters of credit and other financial guarantees, and the impact of these events on the financial condition and liquidity of FirstEnergy Corp. and/or its subsidiaries, specifically FES and its subsidiaries; issues concerning the stability of domestic and foreign financial institutions and counterparties with which we do business; and the risks and other factors discussed from time to time in our United States Securities and Exchange Commission (SEC) filings, and other similar factors. Dividends declared from time to time on FirstEnergy Corp.'s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.'s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. These forward-looking statements are also qualified by, and should be read in conjunction with the other cautionary statements and risks that are included in our filings with the SEC, including but not limited to the most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. We expressly disclaim any current intention to update, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise.

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Consolidated Report to the Financial Community - 3rd Quarter 2017                    40